Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Carl Iberger, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Precipio, Inc. (the Registrant); and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ CARL IBERGER
Carl Iberger
Chief Financial Officer (Principal Financial Officer)

Date: April 7, 2020